UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT
SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☒ Preliminary Consent Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Consent Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

LIFEWAY FOODS, INC.
(Name of Registrant as Specified In Its Charter)
Ludmila Smolyansky Edward Smolyansky Richard Beleutz Cindy Curry Michael Leydervuder George Sent Robert Whalen
(Name of Person(s) Filing Consent Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

preliminary CONSENT statement — subject to completion dated AUGUST 13, 2024

LIFEWAY FOODS, INC.

Consent Statement of
Ludmila Smolyansky
Edward Smolyansky
Richard Beleutz
Cindy Curry
Michael Leydervuder
George Sent
and
Robert Whalen

This consent statement and the accompanying WHITE consent card are being furnished to you as a shareholder of Lifeway Foods, Inc., an Illinois corporation (“Lifeway” or the “Company”), by Ludmila Smolyansky, Edward Smolyansky, Richard Beleutz, Cindy Curry, Michael Leydervuder, George Sent and Robert Whalen (which we refer to as the “Concerned Shareholders”, “we”, “our” or “us”), in connection with our efforts to replace the Company’s Board of Directors (which we refer to as the “Board”) and to take certain other actions described below. Together, we hold an aggregate of [●] shares of Common Stock, no par value, of the Company (which we refer to as the “Common Stock”), representing approximately [●]% of the outstanding shares of Common Stock as of [●], 2024.

A solicitation of written consents is a process that allows a company’s shareholders to act by submitting written consents to any proposed shareholder action in lieu of voting at a shareholder meeting. We are soliciting written consents from the holders of Common Stock to take the following actions (each, as described in this consent statement, a “Proposal”), in the following order, as authorized by Illinois law and the Company’s Second Amended and Restated By-Laws (which we refer to as the “Bylaws”):

1.	The Bylaw Restoration Proposal: To repeal any amendment to the Bylaws that is made by the Board and becomes effective on or after March 24, 2023 and prior to this Proposal becoming effective;
2.	The Board Removal Proposal: To remove each director of the Company, including Julie Smolyansky, Juan Carlos Dalto, Jody Levy, Dorri McWhorter, Perfecto Sanchez, Jason Scher, Pol Sikar and any other director appointed by the Board on or after June 15, 2024 and prior to this Proposal becoming effective, subject to the approval of the Director Election Proposal below;
3.	The Director Election Proposal: To elect each of Edward Smolyansky, Ludmila Smolyansky, Richard Beleutz, Cindy Curry, Michael Leydervuder, George Sent and Robert Whalen (each a “Nominee”), to serve as directors of the Company until the Company’s next annual meeting of shareholders and until their respective successors are duly elected and qualified (or, if any such Nominee is unable or unwilling to serve as a director of the Company, or if the Board changes the number of directorships to be a number other than seven, the persons designated as Nominees by the then-remaining Nominee(s)), subject to the approval of the Board Removal Proposal; and
4.	The Anti-Nepotism Proposal: To amend the Bylaws, as reflected in Appendix A to this consent statement, to prohibit the Company from employing or engaging any immediate family member of the Company’s president or chief executive officer.

We are soliciting your consent in favor of the Board Removal Proposal and the Director Election Proposal because we believe the Company’s shareholders will be best served by directors who are committed to safeguarding and promoting the best interests of all Lifeway shareholders. We are soliciting your consent in favor of the Anti-Nepotism Proposal because we believe the Company’s recent employment of Jason Burdeen, spouse of the Company’s chief executive officer, is contrary to the best interests of the Company and its shareholders. Further, we believe the Bylaw Restoration Proposal will help ensure that the incumbent Board does not unfairly interfere with the ability of the Company’s shareholders to approve the Proposals.

The effectiveness of each Proposal requires the affirmative consent of the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date (as defined below). Each Proposal will be effective when we deliver to Lifeway consents signed by holders of the requisite number of shares and deliver notice of the taking of these corporate actions to the shareholders who have not consented to these actions. As noted above, the Board Removal Proposal and the Director Election Proposal are each conditioned upon the approval of the other, to help ensure that at all times the Company has a board of directors.

On [●], 2024, the Concerned Shareholders delivered to the Secretary of Lifeway a request for the Board to fix a record date in accordance with the Bylaws for determining shareholders entitled to give their written consent to the Proposals. The Company has set [●], 2024 as the record date for purposes of determining shareholders entitled to give their written consent to the Proposals (which we refer to as the “Record Date”). The Company has not yet disclosed the number of shares of Common Stock outstanding as of the Record Date, each of which is entitled to one consent on each Proposal.

The Concerned Shareholders intend to consent in favor of the Proposals with respect to all shares of Common Stock owned by them.

The mailing address of the principal executive offices of Lifeway is 6431 West Oakton St., Morton Grove, Illinois 60053.

The failure to sign and return a consent with respect to any Proposal will have the same effect as voting against that Proposal.

This consent statement and the enclosed WHITE consent card are first being sent or given to the shareholders of Lifeway on or about [●], 2024.

THIS CONSENT SOLICITATION IS BEING MADE BY THE CONCERNED SHAREHOLDERS AND NOT BY OR ON BEHALF OF THE COMPANY OR THE BOARD. THE CONCERNED SHAREHOLDERS URGE YOU TO SIGN, DATE AND RETURN THE WHITE CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

This consent statement and our WHITE consent card are available at

www.LifeBackToLifeway.com

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed WHITE consent card in the Postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. Most brokerage firms do NOT allow consent instructions to be given by telephone or Internet, so it will be important for you to return your WHITE consent card in the pre-paid return envelope provided. The Concerned Shareholders urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Concerned Shareholders, c/o Saratoga Proxy Consulting, LLC (which we refer to as “Saratoga”) so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such holder unless the consent specifies otherwise.

Only holders of voting securities of the Company as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a shareholder as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE VOTING AGAINST THE PROPOSALS. ABSTENTIONS AND FAILURES TO CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

If you have any questions, require assistance in executing your WHITE consent card,

or need additional copies of our consent materials,

please contact Saratoga at the phone numbers listed below.

Saratoga Proxy Consulting, LLC

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Stockholders may call toll-free: (888) 368-0379

Email: info@saratogaproxy.com

REASONS FOR OUR SOLICITATION

WE BELIEVE THE TIME FOR SUBSTANTIAL CHANGE IS NOW

Ludmila Smolyansky (whom we refer to as “Mrs. Smolyansky”) and Edward Smolyansky (whom we refer to as “Mr. Smolyansky”) are long-term shareholders of Lifeway, and beneficially own approximately [●]% of the outstanding shares of Common Stock as of the Record Date.

Over the years, Lifeway’s Board has overseen significant and repeated failures of corporate governance that we believe have harmed the Company and its employees, and driven poor financial results for its shareholders. These failures include the following:

•	Lack of Strategic Direction. We believe that the Board failed to honor in good faith its obligations under the settlement agreement it entered into with Mrs. Smolyansky and Mr. Smolyansky at the conclusion of their previous shareholder campaign, described below, including its obligation to engage a nationally recognized financial advisor to assist it with the exploration of strategic alternatives.

•	Nepotism. In recent years, the Company has employed Jason Burdeen as the CEO’s chief of staff. Mr. Burdeen is a former jeweler and the spouse of Julie Smolyansky, the Company’s chairperson and chief executive officer, and in 2023 he earned total compensation of $242,031. We have recently learned that Mr. Burdeen has been exercising significant managerial control over the Board’s and the Company’s affairs, despite not being an officer of the Company, with his only apparent qualification being his relationship with the CEO. We believe that the Board’s acquiescence to this arrangement demonstrates a troubling lack of independence, and that it is under full control by the chief executive officer.

We believe the only effective way to address these failures is to replace the Board with new directors who are committed to improving the Company’s corporate governance and financial performance, and with true independence from the Company’s chief executive officer, which will enable them to conduct a full review of the Company’s business, its strategy and its strategic alternatives.

Therefore, we are therefore seeking shareholder approval to remove the current Board, to elect the Nominees, and to approve an amendment to the Company’s by-laws to prohibit nepotism involving the Company’s chief executive officer and president, all as described in further detail in this consent statement. To support your ability to approve these Proposals, we are also requesting shareholder approval of a proposal that would repeal any amendment the Board makes to the Bylaws that becomes effective on or after March 24, 2023.

We ask that you join us in supporting each of these Proposals.

Background of this Consent Solicitation

Lifeway Foods, Inc. is the largest producer and marketer of kefir in the U.S. and an important player in the broader market spaces of probiotic-based products and natural, “better for you” foods.

Edward Smolyansky (referred to as “Mr. Smolyansky”) and Ludmila Smolyansky (referred to as “Mrs. Smolyansky”), who is Mr. Smolyansky’s mother and a founder of Lifeway, are significant and longtime shareholders of Lifeway, and have previously served as directors and officers of the Company. Mrs. Smolyansky has also served as a consultant to the Company.

Beginning in 2021, Mrs. Smolyansky and Mr. Smolyansky determined, based in part on their experience as directors, that Lifeway’s board of directors and chief executive officer, Julie Smolyansky, who is Mr. Smolyansky’s sister and Mrs. Smolyansky’s daughter, were not adhering to proper standards of corporate governance and were failing to prioritize the interests of the Company’s shareholders.

On October 14, 2021, Mrs. Smolyansky and Mr. Smolyansky filed an amendment to their Schedule 13D with the with the Securities and Exchange Commission (which we refer to as the “SEC”), announcing their intent to seek certain changes to the Board.

On January 4, 2022, the Company announced that Mr. Smolyansky’s employment with the Company had concluded, and that it had provided written notice to Ludmila Smolyansky terminating the Amended and Restated Consulting Agreement, dated December 28, 2020, between the Company and Ludmila Smolyansky.

On February 21, 2022, Mrs. Smolyansky and Mr. Smolyansky notified the Board of their belief that the Company should replace its chief executive officer and commence an exploration of the Company’s strategic alternatives. They filed an amendment to their Schedule 13D to that effect on February 24, 2022.

On March 10, 2022, Mr. Smolyansky notified the Company that he intended to nominate five candidates for election as directors at the Company’s 2022 Annual Meeting of Shareholders (which we refer to as the “2022 Annual Meeting”).

Subsequently, the Company entered into a Settlement Agreement, dated as of July 27, 2022 (which we refer to as the “Settlement Agreement”), with Mrs. Smolyansky and Mr. Smolyansky that terminated a potential proxy contest with respect to the appointment of new directors to the Board. Pursuant to the Settlement Agreement, the Company agreed, among other things, that the Board’s Audit and Corporate Governance Committee would oversee a review of strategic alternatives for the Company and engage a nationally recognized financial advisor to assist it with the exploration of strategic alternatives. In addition, Mrs. Smolyansky and Mr. Smolyansky agreed, among other things, to vote their shares of Common Stock in accordance with the Board’s recommendations to shareholders, and to refrain from taking certain actions, including proposing any nominee for election to the Board, until ten days prior to the deadline for the submission of shareholder nominations for the Company’s 2023 annual meeting of shareholders (collectively referred to as the “Voting and ligations”).

On November 7, 2022, the Company entered into an amendment to the Settlement Agreement with Mrs. Smolyansky and Mr. Smolyansky, which, among other things, extended the term of the Voting and Standstill Obligations until the earlier of (i) the day of the Company’s 2024 annual meeting of shareholders (referred to as the “2024 Annual Meeting”) and (ii) the date of any material breach by the Company of certain of its obligations under the Settlement Agreement, including its obligations with respect to the review of strategic alternatives and engagement of a nationally recognized financial advisor, other than a breach resulting from Mr. Smolyansky or Ludmila Smolyansky.

On July 17, 2023, Mrs. Smolyansky and Mr. Smolyansky formed Lucy’s Organics Inc. to research potential innovations and techniques in the production of kefir, and to develop intellectual property for an aspirational brand, Pure Culture Organics (which we refer to as “Pure Culture”). Pure Culture has immaterial assets and does not have any employees.

On April 14, 2023, Lifeway filed a lawsuit against Mrs. Smolyansky and Mr. Smolyansky in the Circuit Court of Cook County, alleging, among other things, that they had breached the Settlement Agreement. The Company subsequently voluntarily dismissed its claims.

1

On April 1, 2024, Lifeway filed a lawsuit against Mr. Smolyansky, Mrs. Smolyansky and Pure Culture alleging, among other things, theft of trade secrets. The Company subsequently voluntarily dismissed its claims.

On June 14, 2024, the Company held the 2024 Annual Meeting, at which each member of the incumbent Board was elected to a term expiring at the Company’s 2025 annual meeting of shareholders.

On July 18, 2024, Mrs. Smolyansky and Mr. Smolyansky issued a press release demanding (i) the resignation of Julie Smolyansky, the Company’s chief executive officer, (ii) the resignation of certain of the Company’s directors, including Jason Scher, Pol Sikar, Jody Levy, Dorri McWhorter and Perfecto Sanchez, (iii) the termination of Jason Burdeen, the Company’s chief of staff and the spouse of Julie Smolyansky, (iv) the adoption of an anti-nepotism policy and (v) an operational and strategic review of the Company.

On July 22, 2024, Mrs. Smolyansky and Mr. Smolyansky filed an amendment to their Schedule 13D regarding the press release.

2

THE BYLAW RESTORATION PROPOSAL

We are asking you to consent to the adoption of the following shareholder resolution to help ensure that the incumbent Board does not unfairly interfere with your ability to approve the Proposals described in this consent statement through changes to the Bylaws:

“RESOLVED, that any amendment to the by-laws of Lifeway Foods, Inc. that is made by its board of directors and becomes effective on or after March 24, 2023 and prior to this resolution becoming effective is hereby repealed.”

If the Board does not effect any changes to the Bylaws from the version currently in effect, which was approved by the Board on March 24, 2023, then the Bylaw Restoration Proposal will have no effect. However, if the incumbent Board amends the Bylaws, then the Bylaw Restoration Proposal, if adopted, will restore the Bylaws to the version that was approved by the Board on March 24, 2023, without considering the nature of any changes the incumbent Board may have adopted. As a result, the Bylaw Restoration Proposal could have the effect of repealing bylaw amendments that one or more shareholders of the Company may consider to be beneficial to them or to the Company. However, the Bylaw Restoration Proposal will not preclude the Board from reconsidering any repealed bylaw changes following the consent solicitation. We are not currently aware of any specific bylaw provisions that would be repealed by the adoption of the Bylaw Restoration Proposal.

Standard for Shareholder Approval

Approval of this Bylaw Restoration Proposal requires the consent of the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date. Accordingly, any failure to execute and deliver a WHITE consent card, as specified in this consent statement, that consents to this Bylaw Restoration Proposal will have the effect of a vote against this Bylaw Restoration Proposal.

WE URGE YOU TO CONSENT TO THE BYLAW RESTORATION PROPOSAL

3

THE BOARD REMOVAL PROPOSAL

We are asking you to consent to the adoption of the following shareholder resolution to remove the current members of the Board and any other person appointed by the Board on or after June 15, 2024 and prior to this Proposal becoming effective:

“RESOLVED, that (i) each of Julie Smolyansky, Juan Carlos Dalto, Jody Levy, Dorri McWhorter, Perfecto Sanchez, Jason Scher and Pol Sikar, and (ii) each person appointed by the Board of Directors of Lifeway Foods, Inc. or any committee thereof on or after June 15, 2024 and prior to this resolution becoming effective, be and hereby is removed as a director.”

The incumbent Board is currently composed of seven directors, and we do not trust that the incumbent Board will act with the best interests of shareholders in mind.

Standard for Shareholder Approval

To help ensure that at all times the Company has a board of directors, this Proposal will become effective only if the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date consent to the adoption of both this Board Removal Proposal and the Director Election Proposal described below. Approval of the Board Removal Proposal requires the consent of the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date. Accordingly, any failure to execute and deliver a WHITE consent card, as specified in this consent statement, that consents to this Board Removal Proposal will have the effect of a vote against this Board Removal Proposal.

WE URGE YOU TO CONSENT TO THE BOARD REMOVAL PROPOSAL

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THE DIRECTOR ELECTION PROPOSAL

We propose that the Company’s shareholders elect each of Ludmila Smolyansky, Edward Smolyansky, Richard Beleutz, Cindy Curry, Michael Leydervuder, George Sent and Robert Whalen as directors of the Company, to serve until the Company’s 2025 annual meeting of shareholders, or until their respective successors are duly elected and qualified in accordance with the Bylaws, subject to the approval of the Board Removal Proposal. Below is a summary of certain important information regarding each of the Nominees. Please see “Appendix B — Additional Information Regarding the Participants,” for additional information about the Nominees, including their beneficial ownership of Common Stock.

Nominee	Background
Ludmila Smolyansky

Ludmila Smolyansky, 74, served as a director of the Company from 2002 until May 16, 2023, and unanimously elected as the Chairperson of the Board in November 2002. She has been the operator of several independent delicatessen and gourmet food distributorship businesses, and imported food distributorships, and been a leading force in the health food market for over 40 years. Ludmila Smolyansky and Michael Smolyansky founded Lifeway and she served as the Company’s General Manager. In 2010, she retired as a Company employee. She continued to serve the Company as its Chairperson of the Board until August 2022 and served as a consultant to the Company from 2011 until January 2022. Ludmila Smolyansky is the mother of Julie Smolyansky, the Company’s the Chairperson, President, Chief Executive Officer and Secretary, and Edward Smolyansky.

Ludmila Smolyansky brings many years of food industry experience, historical perspective, and operational expertise to the Board. Her knowledge qualifies her for service on the Board. She brings to bear her historical knowledge of the Company’s business and industry to advise the Board on what strategies have been and can be successful and why. Her business acumen allows her to provide the Board with perspectives regarding strategic planning. Her significant consumer products experience and international food industry background provide her with a broad understanding of the operational, financial, and strategic issues facing public companies like the Company. In addition, as a founder and pioneer in cultured dairy, she has been a recognized leader in the organic and natural products industry for decades. Ludmila Smolyansky’s in-depth knowledge about the Company, other manufacturers, and distributors and retailers across varying channels of distribution make her well qualified for service on the Board and led to the conclusion that she should serve as a director, in light of the Company’s business and structure.

Edward Smolyansky

Mr. Smolyansky, 44, served as a director of the Company from 2017 until the 2022 annual meeting of shareholders of the Company. Prior to January 2022, he also served as the Company’s Chief Operating Officer. He was appointed as Chief Financial and Accounting Officer and Treasurer of the Company in November 2004 and appointed as the Chief Operating Officer and Secretary in 2012. He resigned my titles as Chief Financial Officer on January 1, 2016 and as Chief Accounting Officer on August 8, 2016. He retained his title of Chief Operating Officer when the Board appointed Eric Hanson as Treasurer and as Secretary on October 4, 2019. Mr. Smolyansky also served as Lifeway’s Controller from June 2002 until 2004. Mr. Smolyansky received a bachelor’s degree in finance from Loyola University of Chicago in December 2001. Mr. Smolyansky is the brother of Chairperson, President, CEO and Secretary, Julie Smolyansky, and the son of Ludmila Smolyansky, one of the Nominees.

Mr. Smolyansky has over fifteen years of extensive financial and operations experience in the dairy and consumer packaged goods industries. Under his operational leadership, the Company has successfully integrated several strategic acquisitions and successfully led the development of both manufacturing processes and products. As the former Chief Operating Officer and former Chief Financial Officer of a publicly traded company, he brings experience working with the investor community and financial institutions. In addition, as a member of the Company’s founding family, he is a recognized leader in the dairy and probiotic products industry with an in-depth knowledge of manufacturers, distributors and retailers across all the Company’s channels of distribution, all of which led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

5

Nominee	Background
Richard Beleutz

Richard Beleutz, 54, is AIR Asset Management’s Founder and Chief Executive Officer, a position he has held since 2014, and is responsible for overseeing the firm’s strategic direction and driving growth. He is the Chair of the Executive Committee, Investment Committee, and a member of the Portfolio Committee. Mr. Beleutz has nearly 30 years of experience in various capacities in the investment industry. He has closed over $1 billion in transactions for companies and investment products, has extensive deal experience in private equity and investment banking, and has an operations background as a former principal of three hedge funds. Mr. Beleutz earned a Bachelor of Arts in Economics from the University of Michigan and holds Series 7, 9, 10, 24, 63, and 79 securities registrations.

Mr. Beleutz’s experience in finance and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

Cindy Curry

Cindy Curry, 55, is the chief financial officer of Rakuten Advertising, a multi-national advertising company focused on affiliate marketing, influencer, performance solutions and media, a position she has held since 2022. Prior to that, she served as Executive Vice President, Chief Financial Officer of BBDO Worldwide, a worldwide advertising agency, as Chief Financial Officer of IPG Mediabrands, a media and marketing firm, and as Chief Financial Officer of Broadwind Energy (NYSE: BWEN), a provider of wind energy equipment. She has over 30 years of experience in accounting, financial planning, operations, corporate strategy, mergers and acquisitions, risk management and other areas working with global, publicly held companies. Ms. Curry is a certified public accountant and holds a Master’s in Business Administration from Northern Illinois University, and a Bachelor’s of Science in Accounting from the University of Illinois Chicago.

Ms. Curry’s experience in financing and her demonstrated leadership experience led to the conclusion that she should serve as a director, in light of the Company’s business and structure.

Michael Leydervuder

Michael Leydervuder, 41, is the CEO and managing partner of L Development, LLC, an entity which invests in real estate and business developments, positions he has held since founding the company in 2018. Mr. Leydervuder has spent over 15 years in real estate and specializes in a wide array of areas including residential and commercial loans, consulting for real estate brokerage, and commercial real estate and development. Mr. Leydervuder also pays special focus on residential and commercial development projects in low income areas of Chicago.

Mr. Leydervuder’s business experience and his demonstrated leadership experience led to the conclusion that she should serve as a director, in light of the Company’s business and structure.

George Sent

Mr. Sent, 52, is the former lead independent director and Chairperson of the Company’s Audit and Corporate Governance Committee, prior to his departure from the Board in January 2020 . Since 2018, Mr. Sent has been a Managing Director at Cascadia Capital focused on client relationships in the food, beverage and agricultural sectors. His practice is focused on mergers and acquisitions, recapitalizations, restructurings and equity private placements. He joined Cascadia Capital from KeyBank Capital Markets, where from 2013 through 2018 he was the Head of Food & Beverage Mergers and Acquisitions, including sell-side, buy-side and strategic advisory assignments. From 2010 through 2013, Mr. Sent was an Executive Director – Consumer and Investment Retail Banker with Lazard. He also spent three years as Head of Corporate Finance and Investor Relations at The J.M. Smucker Company, and as an investment banker with Goldman Sachs. Mr. Sent holds an undergraduate degree from the University of Cincinnati, where he graduated in 1993 cum laude and Beta Gamma Sigma. He became a Certified Public Accountant in 2002. He also earned an M.B.A. from Cornell University in 2001, where he was a Johnson School Finance Fellow. He is on the Advisory Board of Magic Leap, Inc., and he is also on the Food Science Advisory Council at Cornell University.

Mr. Sent’s prior experience as the lead independent director of the Company, business experience and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

6

Nominee	Background
Robert Whalen

Mr. Whalen, 56, has over 20 years of experience in the capital markets and investment management. In 2018, he co-founded, and is currently the Managing Partner of, Atlys Group, LLC, a diversified business group that engages in disaster recovery, pandemic solutions, private equity and other businesses. From 2019 to 2020, Mr. Whalen served as a director of FairWind Energy Inc. a publicly traded development stage corporation focused on the design, engineering and manufacturing of composite products, specifically the supply products to the oil and gas industry. From 1991 through 2008, Mr. Whalen held a variety of positions with American Express Financial Advisors, most recently serving as Group Vice President from 2004 until 2008, leading over 600 financial advisors and staff and over $14 billion in assets under management. Mr. Whalen holds a B.A. in Finance and Management from Merrimack College in North Andover, Massachusetts, and completed the Executive Management Program from Harvard University in 2000.

Mr. Whalen’s experience in finance and diversified lines of business, and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

According to publicly available information, the size of the Board is seven directors. Accordingly, if the shareholders consent to the Board Removal Proposal and this Director Election Proposal, the Nominees would be expected to constitute a majority of the Board.

Based on information furnished by the Nominees, the Concerned Shareholders believe that each of the Nominees, other than Ludmila Smolyansky and Edward Smolyansky, is independent and none of the Participants named in this consent statement has any knowledge of any facts that would prevent the determination that such other Nominees are independent.

The Nominees have not received any compensation from the Concerned Shareholders for serving as nominees, and they will not receive any compensation from the Concerned Shareholders for their services as directors of the Company if elected. If elected, each of the Nominees will be entitled to receive from the Company compensation paid by the Company to its non-employee directors. The compensation currently paid by the Company to its non-employee directors is described in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders. Other than as stated in this consent statement, there are no arrangements or understandings between us and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made. Each of the Nominees has consented to being named as a nominee in this consent statement and has confirmed his or her willingness to serve on the Board if elected. In addition, each of the Nominees understands that, if elected as a director of the Company, he or she would have an obligation to act in the best interests of the Company and the shareholders in accordance with his or her duties as a director.

The Concerned Shareholders do not expect that any of the Nominees will be unable to stand for election. If any Nominee is unable to serve or for good cause will not serve, the Concerned Shareholders may seek to replace such Nominee with a substitute nominee to the extent substitution is permissible under applicable law and the Company’s organizational documents.

Standard for Shareholder Approval

To help ensure that at all times the Company has a board of directors, this Director Election Proposal will become effective only if the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date consent to the adoption of both the Board Removal Proposal described above and this Director Election Proposal. Approval of this Director Election Proposal requires the consent of the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date. Accordingly, any failure to execute and deliver a WHITE consent card, as specified in this consent statement, that consents to this Director Election Proposal will have the effect of a vote against this Director Election Proposal.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports they file. Since January 1, 2023, Mrs. Smolyansky had one late Form 4 filing in the year ending December 31, 2024 reporting a gift of shares of Common Stock, and Mr. Smolyansky had six late Form 4 filings reporting four gifts of shares of Common Stock, and two sales of shares of Common Stock.

WE URGE YOU TO CONSENT TO THE DIRECTOR ELECTION PROPOSAL

7

ANTI-NEPOTISM Proposal

We are asking you to consent to the adoption of the following shareholder resolution because we believe that the Company’s employment of the chief executive officer’s spouse runs contrary to the best interests of shareholders and appropriate standards of corporate governance:

“RESOLVED, that the by-laws of Lifeway Foods, Inc. be and hereby amended to add new Article XIII, to read as follows:

ARTICLE XIII

ANTI-NEPOTISM

13.1       Neither the corporation nor any of its subsidiaries shall employ or engage, as a consultant or otherwise, any person who is an immediate family member of the corporation’s president or chief executive officer. As used in this Section 13.1, “immediate family member” of any specified person means any current or former spouse, or a natural or adoptive parent, child or sibling, of such person.”

Standard for Shareholder Approval

Approval of this Anti-Nepotism Proposal requires the consent of the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date. Accordingly, any failure to execute and deliver a WHITE consent card, as specified in this consent statement, that consents to this Anti-Nepotism Proposal will have the effect of a vote against this Anti-Nepotism Proposal.

WE URGE YOU TO CONSENT TO THE ANTI-NEPOTISM PROPOSAL

8

Certain Family Relationships

Ludmila Smolyansky is the mother of (i) Julie Smolyansky, the Chairperson, Chief Executive Officer, President, Secretary and a director of the Company, and (ii) Edward Smolyansky, one of the Nominees. Edward Smolyansky is the sister of Julie Smolyansky.

Certain Related-Party Transactions

On March 18, 2016, the Company entered into a consulting agreement (which we refer to as the “Original Consulting Agreement”) with Ludmila Smolyansky that was effective January 1, 2016. Under the terms and conditions of the Original Consulting Agreement, Ludmila Smolyansky provided consulting services to the Company for which it paid her an aggregate of $1,000,000 annually and prorated amounts for periods shorter than a year. On December 28, 2020, the Company entered into an amended and restated consulting agreement with her (which we refer to as the “Amended and Restated Consulting Agreement”), effective as of December 31, 2020. Under the terms of the Amended and Restated Consulting Agreement, Ludmila Smolyansky was to provide consulting services with respect to, among other things, business strategy, international expansion and product management and expansion, and the Company was to provide Ludmila Smolyansky a $500,000 annual service fee. Additionally, under the Amended and Restated Consulting Agreement, Ludmila Smolyansky had the opportunity to earn a performance based bonus award of up to $500,000. Ludmila Smolyansky did not earn any performance based bonus award in 2021 or 2022. The Amended and Restated Consulting Agreement was terminated as of January 17, 2022.

On March 14, 2016, the Company entered into an endorsement agreement (which we refer to as the “Endorsement Agreement”) with Ludmila Smolyansky that was effective January 1, 2016. Under the terms and conditions of the Endorsement Agreement, Ludmila Smolyansky granted an unlimited, perpetual, non-exclusive, worldwide and, except as set forth therein, royalty free, right to use, reuse, publish, reproduce, perform, copy, create derivative works, exhibit, broadcast and display her name, image and likeness in Marketing Materials (as defined in the Endorsement Agreement). As consideration for such license, the Company agreed to pay Ludmila Smolyansky a royalty equal to $0.02 for each product or item sold by the Company during each calendar month bearing Ludmila Smolyansky’s first name, last name or other identifying personal characteristics; provided however that such royalty will not exceed $50,000 in any month and such royalty payments were to cease upon the death of Ludmila Smolyansky.

In 2021, Ludmila Smolyansky was paid $505,427 pursuant to the Amended and Restated Consulting Agreement of which $5,427 was payment in arrears for services rendered by Ludmila Smolyansky in 2020 as a result of the calendar of payments and $600,000 pursuant to the Endorsement Agreement. Ludmila Smolyansky did not receive any retainer fees in her capacity as a non-employee director.

On September 6, 2022, the Company entered into a termination agreement with Ludmila Smolyansky (which we refer to as the “Endorsement Termination Agreement”) that terminated the Endorsement Agreement as of September 6, 2022. Pursuant to the Endorsement Termination Agreement, the Company paid Ludmila Smolyansky a lump sum payment of $400,000 and she agreed that she had no claims against the Company under the Endorsement Agreement.

In 2022, for her service as a non-employee director, Ludmila Smolyansky earned or was paid $13,750 and was awarded Restricted Stock Units (which we refer to as “RSUs”) valued at $30,000 at the time of award. Of such RSUs, 1,600 will vest on each of August 31, 2023, 2024 and 2025, contingent on her continued service as a director on each applicable vesting date. No shares will be issued to Ludmila Smolyansky unless and until Danone North America Public Benefit Corporation (“Danone”) provides consent to the issuance.

On July 27, 2022, the Company entered into a settlement agreement (which we refer to as the “Settlement Agreement”) with Edward Smolyansky and Ludmila Smolyansky, as amended from time to time, that terminated their potential proxy contest or solicitation with respect to the appointment of new directors to the Board. Pursuant to the Settlement Agreement, the Company agreed, among other things, that the Board’s Audit and Corporate Governance Committee would oversee a review of strategic alternatives for the Company and engage a nationally recognized financial advisor to assist it with the exploration of strategic alternatives.

9

On November 7, 2022, the Company, Ludmila Smolyansky and Mr. Smolyansky amended the Settlement Agreement pursuant to which Ludmila Smolyansky and Mr. Smolyansky each agreed, among other things, to (i) grant the Company a right of first refusal, subject to Danone’s right of first refusal, on substantially similar terms as Danone, (ii) extend the Voting and Standstill Obligations and all related terms under the Settlement Agreement through the date of the 2024 annual meeting of the Company’s shareholders (which we refer to as the “Standstill”), which includes the requirement that the Board take all necessary actions to nominate, submit to shareholders, recommend and solicit proxies for (in a manner no less favorable than its solicitation on behalf of other nominees of the Board) Ludmila Smolyansky for re-election as director; and (iii) to appear in person or by proxy and vote their respective remaining shares of Common Stock beneficially owned, individually or otherwise, and controlled by either of them and over which they have power and authority to vote during the Standstill (a) in accordance with the recommendations of the Board at any special meeting or annual meeting of the shareholders with respect to any proposal(s) not related to the sale of the Company or all or substantially all of the assets of the Company; and (b) in proportion to the vote of the other shareholders with respect to any proposal relating to any vote on the sale of the Company or all or substantially all of the assets of the Company.

On September 6, 2022, the Company entered into an agreement (which we refer to as the “Employment Settlement Agreement”) with Edward Smolyansky to settle certain claims related to Mr. Smolyansky’s former employment with the Company. Pursuant to the Employment Settlement Agreement, (i) the Company paid Mr. Smolyansky a lump sum of $100,000, (ii) Mr. Smolyansky agreed to be subject to customary post-employment obligations, including without limitation, an eighteen month non-compete and (iii) Mr. Smolyansky and the Company mutually released each other from all claims related to Settlement Agreement.

Jason Burdeen, Julie Smolyansky’s spouse, is employed by the Company as the CEO’s Chief of Staff. Mr. Burdeen does not have an employment agreement. In 2023, Mr. Burdeen’s total compensation was $242,031.

On November 7, 2022, the Company entered into a Stock Purchase Agreement (which we refer to as the “Stock Purchase Agreement”) with Ludmila Smolyansky, pursuant to which the Company purchased 850,340 shares of Lifeway common stock for $3,996,598 from Ludmila Smolyansky. In accordance with the Stock Purchase Agreement, Ludmila Smolyansky used a portion of the proceeds to satisfy in full certain obligations of Ludmila Smolyansky, which were secured by previously disclosed pledges of common stock, causing all such pledges to be released.

About this Solicitation

This solicitation is being made by the Concerned Shareholders, and not by the Board. Mrs. Smolyansky, Mr. Smolyansky, the two of them acting as a group, and each of the other Nominees are deemed participants in this solicitation under applicable SEC rules, and we refer to such persons as the “Participants.”

Consents may be solicited by mail, facsimile, telephone, electronic mail, internet, in person and by advertisements. The Concerned Shareholders will file with the SEC all written soliciting materials, including any emails or scripts to be used in soliciting proxies on the date of first use, under a Schedule 14A. The Nominees may make solicitations of consents but, except as described herein, will not receive compensation for acting as Nominees.

The Concerned Shareholders will pay the entire expense of this solicitation of consents by the Participants or on the Participants’ behalf. The Concerned Shareholders intend to seek reimbursement of such expenses from the Company, and do not intend to submit the question of such reimbursement to a vote of the security holders of the Company. The Board, which would include any of the Nominees that are elected pursuant to this consent solicitation, would be required to evaluate and consider the requested reimbursement consistent with its fiduciary duties to the Company and its shareholders. The Concerned Shareholders anticipate that the total expenses that they will incur in furtherance of, or in connection with, the solicitation of consents will be approximately $[●]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation. As of the date hereof, the Concerned Shareholders have incurred approximately $[●] of solicitation expenses. Any such solicitation may be made by the use of the mails, oral solicitation (including telephonic communication), e-mail, press releases, investor presentation, Internet advertising, proxy solicitation firms, and other means of written communication.

10

Mr. Smolyansky has entered into an agreement with Saratoga Saratoga Proxy Consulting LLC (which we refer to as “Saratoga”) for solicitation and advisory services in connection with this solicitation, for which Saratoga will receive a fee not to exceed $75,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses. Saratoga will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. The Concerned Shareholders have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold. It is anticipated that Saratoga will employ approximately [●] persons to solicit Lifeway shareholders as part of this solicitation.

The Participants represent that they intend to, or are part of a group which intends to, solicit the holders of shares representing at least 67% of the voting power of shares entitled to consent to the Proposals.

Certain Additional Information

The Company’s principal executive offices are located at 6431 W Oakton, Morton Grove, IL, 60053.

In order for any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, to be included in the Company’s proxy statement to be issued in connection with the 2025 annual meeting of shareholders, the Company must receive such shareholder proposal no later than December 31, 2024. All shareholder proposals must be made in writing and addressed to Lifeway’s Secretary, c/o Lifeway Foods, 6431 Oakton St., Morton Grove, IL 60053. Any such shareholder proposal submitted, including the accompanying supporting statement, may not exceed 500 words, per Rule 14a-8(d) of the Exchange Act. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2025. All shareholder proposals and proxy solicitation notices must be made in writing and addressed to Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053, Attn: Corporate Secretary.

The Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in the Company’s proxy statement. In order to be properly brought before the Company’s 2025 Annual Meeting of Shareholders, a shareholder must provide timely written notice to the Company’s Corporate Secretary, at the principal executive offices of the Company, and any such proposal or nomination must constitute a proper matter for shareholder action. The written notice must contain the information specified in the Bylaws. To be timely, a shareholder’s written notice must be received by the Company’s Corporate Secretary at its principal executive offices no earlier than February 14, 2025, and no later than March 16, 2025.

11

Appendix A
Proposed Amendment to
the Second Amended and Restated By-Laws
of Lifeway Foods, Inc.

These Second Amended and Restated By-Laws (which we refer to as the “Bylaws”) are hereby amended as of [●], 2024 by the shareholders of Lifeway Foods, Inc., an Illinois corporation.

WHEREAS, the corporation has heretofore been formed as a corporation under the Illinois Business Corporation Act of 1983 (805 ILCS § 5/1.01, et seq.), as amended, pursuant to the Articles of Incorporation filed in the office of the Illinois Secretary of State on May 19, 1986, and thereafter amended.

NOW THEREFORE, the Bylaws are hereby amended to add new Article XIII, to read as follows:

ARTICLE XIII

ANTI-NEPOTISM

13.1       Neither the corporation nor any of its subsidiaries shall employ or engage, as a consultant or otherwise, any person who is an immediate family member of the corporation’s president or chief executive officer. As used in this Section 13.1, “immediate family member” of any specified person means any current or former spouse, or a natural or adoptive parent, child or sibling, of such person.

A-1

Appendix B
Additional Information Regarding the Participants

This consent solicitation is being made by Ludmila Smolyansky (“Mrs. Smolyansky”), Edward Smolyansky (“Mr. Smolyansky”) and each of the other Participants named in this consent statement.

The Participants represent that they intend to, or are part of a group which intends to, solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, in support of the Nominees.

As of the close of business on the Record Date, the Participants may be deemed to beneficially own, in the aggregate, [●] shares of Common Stock (or [●]% of the outstanding shares of Common Stock as of the Record Date), including [●] shares of Common Stock that are held in record name by the Participants (or [●]% of the outstanding shares of Common Stock as of the Record Date). Of the foregoing [●] shares of Common Stock that may be deemed to be beneficially owned by the Participants, Mr. Smolyansky was the record holder of [●] shares; the Edward Smolyansky Trust 2/1/05 was the record holder of [●] shares; the Ludmila Smolyansky Trust 2/1/05 was the record holder of [●] shares; the Ludmila and Edward Smolyansky Family Foundation was the [record] holder of [●] shares; the Smolyansky Family Foundation was the record holder of [●] shares; and Smolyansky Family Holdings, LLC was the record holder of 500,000 shares; Mr. Smolyansky beneficially owns 50% of the shares held by Smolyansky Family Holdings, LLC and disclaims beneficial ownership of the shares of Common Stock held by Smolyansky Family Holdings, LLC, except to the extent of his pecuniary interest therein. The foregoing percentages are based on [●] shares of Common Stock outstanding as of the Record Date.

Mr. Smolyansky’s business address is 1219 N Wells Street, Chicago, IL 60610. Mrs. Smolyansky’s business address is [●]. The principal business address of Mr. Beleutz is [●]. The principal business address of Ms. Curry is [●]. The principal business address of Mr. Leydervuder is [●]. The principal business address of Mr. Sent is [●]. The principal business address of Mr. Whalen is [●].

Except as set forth in this consent statement (including the Annexes), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this consent solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this consent statement. Except as disclosed in this consent statement, there are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this consent statement, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Except as disclosed in this consent statement, neither the Nominees nor any associate of a Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

B-1

Certain Transactions by the Participants

A record of Ludmila Smolyansky’s purchase and sale transactions during the past two years involving securities of the Company is set forth below:

Date	Amount*
11/7/22	850,340
11/30/22	100
11/30/22	92
11/30/22	4,808
11/30/22	5,000
11/30/22	100
11/30/22	2,500
11/30/22	100
11/30/22	2,300
12/01/22	212
12/01/22	111
12/01/22	530
12/01/22	5,014
12/01/22	4
12/01/22	32
12/01/22	100
12/01/22	200
12/01/22	97
12/01/22	2,700
12/01/22	500
12/01/22	1,648
12/01/22	160
12/01/22	584
12/01/22	36
12/01/22	100
12/01/22	172
12/01/22	2,800
12/02/22	8,000
12/06/22	7,500
12/12/22	20,000
12/13/22	10,000
12/14/22	5,000
12/30/22	333,333
3/30/23	250,000
5/19/23	250,000
1/22/24	11,459
1/24/24	5,000
2/6/24	10,000
2/7/24	10,794
2/8/24	22,747

B-2

Date	Amount*
2/26/24	13,542
2/27/24	1,606
3/20/24	13,000
3/21/24	8,000
3/22/24	3,852
3/25/24	10,000
3/26/24	13,000
3/27/24	7,000
4/5/24	5,000
4/8/24	5,000
4/9/245	5,000
4/15/24	2,193
4/17/24	10,000
4/23/24	21,968
4/24/25	10,000
4/25/24	3,620
4/26/24	20,000
5/6/24	5,000
5/9/24	5,000
5/13/24	10,000
5/13/24	75,000
7/24/24	14,620

* All transactions shown were dispositions of Common Stock by the Ludmila Smolyansky Trust 2/1/05. The dispositions on December 30, 2022, March 30, 2023 and May 19, 2023 were by gift. The disposition of 75,000 shares on May 13, 2024 was a gift to the Ludmila and Edward Smolyansky Family Foundation, of which Mrs. Smolyansky, Mr. Smolyansky and his spouse are directors.

A record of Mr. Smolyansky’s purchase and sale transactions during the past two years involving securities of the Company is set forth below:

Date	Amount
11/17/22	4,000 shares of Common Stock sold
11/17/22	6,000 shares of Common Stock sold
11/21/22	5,000 shares of Common Stock sold
12/9/22	1,883 shares of Common Stock sold
12/30/22	333,333 shares of Common Stock acquired (by gift)
1/13/23	5,000 shares of Common Stock sold
3/28/23	5,000 shares of Common Stock sold
3/28/23	13,000 shares of Common Stock sold
3/28/23	7,300 shares of Common Stock sold
3/28/23	1,100 shares of Common Stock sold
3/28/23	1,600 shares of Common Stock sold
3/30/23	10,000 shares of Common Stock sold
3/30/23	786 shares of Common Stock sold
3/30/23	200 shares of Common Stock sold

B-3

Date	Amount
3/30/23	14 shares of Common Stock sold
3/30/23	4,000 shares of Common Stock sold
3/30/23	250,000 shares of Common Stock received by gift
3/31/23	30,000 shares of Common Stock sold
5/16/23	10,000 shares of Common Stock sold
5/17/23	5,000 shares of Common Stock sold
5/19/23	250,000 shares of Common Stock received by gift
8/17/23	100,000 shares of Common Stock gifted to Mr. Smolyansky’s minor son
8/21/23	13,000 shares of Common Stock sold
8/22/23	17,474 shares of Common Stock sold
8/23/24	19,526 shares of Common Stock sold
8/25/23	24,329 shares of Common Stock sold
1/2/24	3,468 shares of Common Stock sold
5/13/24	Acquired beneficial ownership of 75,000 shares of Common Stock (by gift)

Certain Interests of the Participants

None of the Participants has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon pursuant to this written consent, other than (i) Mr. Smolyansky’s and Ludmila Smolyansky’s beneficial ownership of shares of Common Stock, as summarized in this consent statement, and their belief that the election of one or more of the Nominees could increase the market value of such shares, (ii) Mr. Smolyansky’s and Mrs. Smolyansky’s interest in the Settlement Agreement, as the Company’s actions with respect thereto could be affected by the membership of the Board, (iii) Mrs. Smolyansky’s interest in the Settlement Agreement and Mutual General Release, dated August 30, 2022, between the Company and Ludmila Smolyansky, as the Company’s actions with respect thereto could be affected by the membership of the Board, (iv) Edward Smolyansky’s interest in the Settlement Agreement and Mutual General Release, dated September 1, 2022, between the Company and Edward Smolyansky, as the Company’s actions with respect thereto could be affected by the membership of the Board, (v) Mr. Smolyansky’s and Mrs. Smolyansky’s interest in the Stock Purchase Agreement, as the Company’s actions with respect thereto could be affected by the Membership of the Board, and (vi) any compensation the Participants would receive in connection with service as a director.

Mrs. Smolyansky is party to a Joint Filing Agreement, dated June 3, 2009, with Mr. Smolyansky and Julie Smolyansky, and a Joint Filing Agreement, dated February 23, 2023, with Mr. Smolyansky and the Edward Smolyansky Trust 2/1/05.

Mrs. Smolyansky and Mr. Smolyansky are each a party to a Stock Purchase Agreement, dated as of October 1, 1999, among the Company, Danone Foods, Inc. (“Danone”), Michael Smolyansky and the other stockholders party thereto, including Julie Smolyansky, pursuant to which they sold certain shares of Common Stock and pursuant to which, among other things, the Company has certain indemnification obligations and Mrs. Smolyansky and Mr. Smolyansky have certain contribution obligations; a Stockholders’ Agreement, dated as of October 1, 1999, among the Company, Danone, Michael Smolyansky, Mrs. Smolyansky, Mr. Smolyansky and Julie Smolyansky and a related letter agreement, dated December 24, 1999, among Danone, the Company, Michael Smolyansky, Mrs. Smolyansky, Julie Smolyansky and Mr. Smolyansky, pursuant to which, among other things, Danone holds certain board representation rights, rights of first refusal, pre-emptive or stock purchase rights, registration rights, information rights, consent rights, and pursuant to which Mrs. Smolyansky, Mr. Smolyansky and Julie Smolyansky have made certain voting commitments.

Each of the Ludmila Smolyansky Trust 2/1/05, the Smolyansky Family Foundation, the Ludmila and Edward Smolyansky Family Foundation, Smolyansky Family Holdings, LLC, Mr. Smolyansky and Julie Smolyansky may be deemed an associate of Mrs. Smolyansky under applicable SEC rules. Each of the Edward Smolyansky Trust 2/1/05, the Ludmila Smolyansky Trust 2/1/05, the Smolyansky Family Foundation, the Ludmila and Edward Smolyansky Family Foundation, Smolyansky Family Holdings, LLC, Mrs. Smolyansky, Julie Smolyansky and Mr. Smolyansky’s spouse may be deemed an associate of Mr. Smolyansky. The address of each of the foregoing associates is the same as the applicable Participant’s business address, as set forth herein, except that Julie Smolyansky’s address is c/o Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053. Jason Burdeen, who is Ms. Julie Smolyansky’s spouse, is employed by the Company as the CEO’s Chief of Staff. Mr. Burdeen does not have an employment agreement. In 2023, Mr. Burdeen’s total compensation was $242,031, based on information set forth in the Company’s proxy statement for its 2024 annual meeting of shareholders.

B-4

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 13, 2024

WHITE CONSENT CARD
CONSENT OF SHAREHOLDERS OF LIFEWAY FOODS, INC. TO ACTION WITHOUT A MEETING:

THIS CONSENT IS SOLICITED BY Ludmila Smolyansky, Edward Smolyansky, Richard Beleutz, Cindy Curry, Michael Leydervuder, George Sent AND Robert Whalen

THE BOARD OF DIRECTORS OF LIFEWAY FOODS, INC.

IS NOT SOLICITING THIS CONSENT

Unless otherwise indicated below, the undersigned, a shareholder of Lifeway Foods, Inc. (the “Company”) on [__], 2024 (the “Record Date”), hereby consents pursuant to Section 7.10 of the Illinois Business Corporation Act with respect to all shares of the Company’s common stock, no par value (the “Shares”), held by the undersigned to the taking of the following actions without a meeting of the shareholders of the Company, as described in the consent statement of Ludmila Smolyansky, Edward Smolyansky, Richard Beleutz, Cindy Curry, Michael Leydervuder, George Sent and Robert Whalen (the “Shareholder Consent Statement”):

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR OR TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. THE CONCERNED SHAREHOLDERS RECOMMEND THAT YOU CONSENT TO EACH OF THE FOLLOWING PROPOSALS.

1.	The Bylaws Restoration Proposal. To repeal any amendment to the Company’s by-laws that is made by the Company’s board of directors and becomes effective on or after March 24, 2023 and prior to this Proposal becoming effective:

☐	☐
Consent	Against Consent

2.	The Board Removal Proposal: To remove each director of the Company, including Julie Smolyansky, Juan Carlos Dalto, Jody Levy, Dorri McWhorter, Perfecto Sanchez, Jason Scher, Pol Sikar and any other director appointed by the Board on or after June 15, 2024 and prior to this Proposal becoming effective, subject to the approval of the Director Election Proposal below:

☐	☐
Consent	Against Consent

3.	The Director Election Proposal: To elect each of Edward Smolyansky, Ludmila Smolyansky, Richard Beleutz, Cindy Curry, Michael Leydervuder, George Sent and Robert Whalen (each a “Nominee”), to serve as directors of the Company until the Company’s next annual meeting of shareholders and until their respective successors are duly elected and qualified (or, if any such Nominee is unable or unwilling to serve as a director of the Company, or if the Board changes the number of directorships to be a number other than seven, the persons designated as Nominees by the then-remaining Nominee(s)), subject to the approval of the Board Removal Proposal:

☐	☐
Consent	Against Consent

4.	The Anti-Nepotism Proposal: To amend the Company’s by-laws, as reflected in Appendix A to the Shareholder Consent Statement, to prohibit the Company from employing or engaging any immediate family member of the Company’s president or chief executive officer:

☐	☐
Consent	Against Consent

The Bylaws Restoration Proposal and Anti-Nepotism Proposal are not subject to, or conditioned upon, the effectiveness of the other Proposals. The Board Removal Proposal and the Director Election Proposal are each conditioned upon the effectiveness of the other.

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

Date:

Signature of Shareholder

Signature (if held jointly)

Name and Title of Representative (if applicable)

IMPORTANT NOTE TO SHAREHOLDERS:

Please sign exactly as name appears hereon. If the Shares are held by joint tenants or as community property, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

THIS SOLICITATION IS BEING MADE BY THE CONCERNED SHAREHOLDERS AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.